UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2008

VIBE RECORDS, INC. NEVADA
(Exact name of registrant as specified in its charter)

Nevada	0-51107	71-0928242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

446 Edwards Avenue, Suite #1, Calverton, New York	11933
(Address of principal executive offices)	(Zip code)

(516) 333-2400
 (Registrant's telephone number, including area code)

Benacquista Galleries, Inc.
6870 La Valle Plateada Rancho Santa Fe, California
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 7, 2008, Vibe Records, Inc. Nevada (f/k/a Benacquista Galleries, Inc.) (the “Company”) dismissed Hansen, Barnett and Maxwell PC (the “Former Auditors”), as its certified independent accountants and retained Scott W. Hatfield CPA (the “New Auditor”) as its certified accountants.  On July 14, 2008 the Company’s Audit Committee as well as the Company’s board of directors approved the change in auditors.

In connection with the audits of the Registrant’s financial statements for the fiscal years ended September 30, 2007 and 2006 there were no disagreements with the Former Auditors on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Auditors would have caused them to make reference to the subject matter of the disagreement in their report.  Neither of the Former Auditors reports on the Company’s financial statements for the fiscal years ended September 30, 2007 and 2006 contained an adverse opinion, or was modified as to uncertainty, audit scope or accounting principals, except that the Former Auditor’s opinion in its report on the Company’s financial statements expressed substantial doubt with respect to the Company’s ability to continue as a going concern for each of those two years.

On August 7, 2008, the Company engaged the New Auditor as its certified independent accountants for the year ending September 30, 2008.  Prior to July 14, 2008 neither the Company nor anyone on its behalf had consulted with the New Auditor concerning the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vibe Records, Inc. Nevada

Dated: August 13, 2008	By: /s/ Timothy J. Olphie

Name: Timothy J. Olphie
Title: President

EXHIBIT INDEX

Exhibit Number                                           Description of Exhibit

Exhibit 16.1                                            Letter from Hansen, Barnett & Maxwell, P.C., dated August 7, 2008.